UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2015, Ikanos Communications, Inc. (the “Company”) and Silicon Valley Bank entered into a Forbearance to Loan and Security Agreement with Limited Waiver (the “Forbearance”) with respect to the First Amended Loan and Security Agreement dated as of October 7, 2014, as amended. The Forbearance provides the Company with a waiver, should it become necessary, of the March month-end adjusted quick ratio covenant, provided that (i) the loan agreement between Alcatel-Lucent USA, Inc. and the Company is funded on or before April 30, 2015 and (ii) the Company meets the April month-end adjusted quick ratio covenant.

The foregoing description of the Forbearance is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Forbearance to Loan and Security Agreement with Limited Waiver dated as of March 28, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 2, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Forbearance to Loan and Security Agreement with Limited Waiver dated as of March 28, 2015.